Exhibit 10.32

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (the “Amendment”) is made effective as of August 3, 2017 (the “Effective Date”) by and between Drone Aviation Holding Corp., a Nevada corporation (the “Corporation”) and [__] (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.       The Corporation and Holder are the parties to that certain Restricted Stock Agreement for [__] shares of the Corporation’s Common Stock, par value $0.0001 per share that was granted by the Corporation to the Holder on September 26, 2016 (the “RSA Agreement”); and

B.       The Parties desire to amend the RSA Agreement, as set forth below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Section 1(b) of the RSA Agreement shall be replaced in its entirety with the following:

Section 1(b) - Vesting of Restricted Stock. The restrictions and conditions in Paragraphs 7(b) and (c) of this Agreement shall lapse upon the earlier of (i) the Vesting Date or Dates specified in the following schedule or (ii) upon the occurrence of a Change of Control (as hereinafter defined) so long as the Holder in the case of either (i) or (ii) remains a director, officer or employee of, or consultant or advisor to, the Corporation from the date hereof through the applicable Vesting Date. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraphs 7(b) and (c) shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date

[__] (100%)	Upon consummation of an equity or debt financing in which the Corporation receives gross proceeds of at least $7,000,000

( %)

A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 30% of the combined voting power of the Corporation is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any subsidiary of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation), (ii) the merger or consolidation of the Corporation with or into another corporation where the shareholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Corporation immediately prior to such merger or consolidation, (iii) the sale or other disposition of all or substantially all of the Corporation’s assets to an entity, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Corporation, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Corporation immediately prior to such sale or disposition, or (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Corporation’s Board of Directors (“Incumbent Directors”) cease for any reason (other than death) to constitute at least a majority thereof; provided that each new director whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period shall be deemed an Incumbent Director unless such approval was made directly or indirectly in connection with an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board.

2.       This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the RSA Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the RSA Agreement unless otherwise provided. Except as specifically modified hereby, all of the provisions of the RSA Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT AMENDMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DRONE AVIATION HOLDING CORP.		ACCEPTED AND ACKNOWLEDGED:

By:		By:
	Jay H. NussbauM	Name:
	Chief Executive Officer	Title:

3